UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

     On July 6, 2006, the Company filed a current report on Form 8-K, which included a press release containing the Company's preliminary sales results for the second quarter ended July 1, 2006. The Company has filed the attached press release which corrects the earlier press release which understated the sales results for the second quarter of 2005 by $500,000. The first paragraph of the earlier press release should have reported that the sales for the second quarter ended on July 2, 2005 were $24.9 million and not $24.4 million. As a consequence of this understatement, second quarter results for 2006 increased by $6.5 million and not $7.0 million, or 26.0% instead of 28.9%. The sales and comparable store results for the second quarter ended July 1, 2006 remained unchanged at $31.4 million and 3.9%, respectively.

Item 9.01    Exhibits.
Exhibit	Description
99.1	Press Release dated July 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2006

Shoe Pavilion, Inc.

By: /s/ Dmitry Beinus

Dmitry Beinus
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Shoe Pavilion, Inc. issued July 6, 2006. Also provided in PDF format as a courtesy.